AMENDMENT TO THE SOUTHWESTERN ENERGY COMPANY
INCENTIVE COMPENSATION PLAN

The Southwestern Energy Company Incentive Compensation Plan (Amended and Restated as of January 1, 1999) (the “Plan”) shall be amended as follows, effective January 1, 2008:

a.

Section E of the Plan is hereby amended by adding the following language to the end of such Section:

“Bonus payments under this Plan shall be paid as soon as administratively feasible during the period between January 1st and December 31st of the calendar year immediately following the Plan Year for which such bonus is payable.”

The foregoing Amendment is hereby adopted pursuant to the authority delegated to the undersigned.

SOUTHWESTERN ENERGY COMPANY

By:    /s/ TIMOTHY J. O'DONNELL

Its:    Treasurer and VP-Human Resources